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                                                                 Exhibit 10.2(b)

                            FIRST AMENDMENT TO LEASE


THIS FIRST AMENDMENT TO LEASE is made as of the 27th day of August, 1999, by and between COMMERCE CENTER AT PRINCETON LLC, a limited liability company organized and existing under the laws of the State of New Jersey, having its principal place of business at P. O. Box 7838, Princeton, New Jersey 08543 ("Landlord") and SECURE COMMERCE SERVICES, INC. (OPERATING UNDER THE TRADE NAME OF PAYTRUST), a corporation organized and existing under the laws of the State of New Jersey, having its principal place of business located at 29 Emmons Drive, Princeton, New Jersey 08540 ("Tenant").

                                   WITNESSETH

      WHEREAS, Tenant is a tenant in Suite E-10 at Princeton Commerce Center under a lease dated November 16, 1998 as amended by First Amendment dated January 13, 1999 ("Old Lease"); and

      WHEREAS, Tenant has entered into a second lease ("New Lease") dated June 2, 1999 for the rental of Suite B-30 ("Original Leased Premises"); and

      WHEREAS, Tenant has agreed to surrender its current space (Suite E-10) upon completion of its new space (Suite B-30) and for the Old Lease to terminate as of the Commencement Date of the New Lease; and

      WHEREAS, now Tenant desires to retain possession of Suite E-10 to be called the "Additional Leased Premises" and to incorporate such space under the terms of the New Lease;

      NOW THEREFORE, in consideration of the recitals above and the provisions that follow, and the sum of ONE ($1.00) DOLLAR, each party in hand paid to the other, the receipt and sufficiency of which consideration is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:

      1. Upon the Commencement Date of the New Lease, Tenant shall retain possession of Suite E-10 and such occupancy shall be governed by the New Lease.

      2. Suite E-10 shall be delivered in its AS IS condition with no further improvements by Landlord. A schematic design plan of the Additional Leased Premises is attached to this First Amendment.

      3. Exhibit A to the New Lease shall be modified in its entirety and replaced by the new Exhibit A (amended) attached to this First Amendment to Lease.

      4.  All other terms and conditions of the New Lease shall remain in effect.
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      IN WITNESS WHEREOF, the parties hereby have caused this First Amendment to
Lease to be duly executed and acknowledged as of the day and year first above written.


WITNESS:                            LANDLORD
                                    COMMERCE CENTER AT PRINCETON LLC

/s/  [illegible]                    By:   /s/ Harry Levine
----------------------                  -----------------------------



WITNESS:                            TENANT
                                    SECURE COMMERCE SERVICES, INC.


/s/ Nancy Chu                       By:   /s/ Flint A. Lane
----------------------                  -----------------------------
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                               EXHIBIT A (AMENDED)

                            PRINCETON COMMERCE CENTER
                                   LEASE TERMS

      The Property is identified as 29 Emmons Drive, West Windsor Township, Mercer County, New Jersey, and further identified on the official tax map of West Windsor Township as Lot 5, Block 7.03.

            a. Leased Premises: Suite B-30 consisting of approximately 6,200 rentable square feet ("Original Leased Premises") and Suite E-10 consisting of approximately 1,625 rentable square feet ("Additional Leased Premises"). Together, both suites shall be considered the Leased Premises.

            b. Commencement Date shall be the date (estimated to be September 1, 1999) on which Landlord provides Tenant written notice that the Original Leased Premises are Ready-for-Occupancy. Ready-for-Occupancy date shall be defined as the date when all of the following conditions have been satisfied: (1) Landlord has delivered possession of the Original Leased Premises to Tenant; (2) construction has been substantially completed in accordance with the Tenant's Work Letter excepting only minor "punch list" items which Landlord shall diligently complete as soon as reasonably possible; and, if required to comply with state or local law, (3) a temporary or final certificate of occupancy has been issued.

            c. Term (Article 1): Five years (estimated to be August 31, 2004) from the Commencement Date.

            d. Base Rent (Section 2.01): The monthly amount of Base Rent shall be as follows:

                        First Year        $11,737.50
                        Second Year       $12,063.54
                        Third Year        $12,389.58
                        Fourth Year       $12,715.63
                        Fifth Year        $13,041.67

                  Receipt of Tenant's first month's Base Rent for the Original Leased Premises is hereby acknowledged.

            e. Estimated Monthly Tenant Utility Cost (Section 3.05): N/A for direct meter.

            f.    Cost of Living Index:  N/A
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            g.    Tenant's Proportionate Share (Section 3.01):  11.8%

            h. Security Deposit: $ 55,000.00. The security deposit shall be placed in escrow with Ridolfi, Friedman, Frank, Edelstein, and Backinoff to be released to Landlord upon issuance of construction permits. The security deposit shall be returned within 30 days of the end of the Lease, subject to the provisions of the Lease.

            i. Landlord Contribution (Exhibit B): Landlord will provide a turnkey installation of the Original Leased Premises as more fully described in Exhibit B and the attached Schematic Floor Plan including new offices, walls, ceilings, carpet, bathrooms, lighting, doors, and a service kitchen (including plumbing but excluding equipment). Tenant shall pay $12,500.00 directly to Landlord upon lease execution and an additional $12,500.00 into the security deposit escrow with Ridolfi, Friedman, Frank, Edelstein and Backinoff (to be released to Landlord upon submission of construction documents and an application for a building permit to the township of West Windsor) for its share of the cost of the installation and shall pay the cost of any delays or upgrades, extras, or changes in the Schematic Floor Plan, if such delays, upgrades, extras or changes are caused by Tenant. The Additional Leased Premises shall be delivered in AS IS condition.

            j.    Permitted Use (Section 6.01):  general office use

            k.    Landlord's Notice Address:
                              P.O. Box 7838
                              Princeton, New Jersey 08543

            l.    Tenant's Notice Address:
                              at the Leased Premises

            m. Parking Spaces (Section 20.17): not to exceed 31 cars, unassigned

            n.    Broker (Section 20.01):  Commercial Property Network, Inc.

            o.    Renewal Term (Section 17.01):  N/A

            p. Base Year Operating Expenses (Section 3.01): During the first year of occupancy, Tenant shall pay for no Operating Expenses. Base Year Operating Expenses shall be equal to $4.02 per square foot. Commencing with the second lease year, Tenant shall pay its proportionate share of any increases in Operating Expenses over the Base Year Operating Expenses.
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            q.    Termination of Exiting Lease: Tenant occupies suite E-10
                  under a lease dated November 16, 1998 and amended as of January 13, 1999, and upon Commencement Date of this Lease, the existing lease shall terminate. From the Commencement Date, suite E-10 shall be considered Additional Leased Premises and Tenant shall be permitted to remain in occupancy of such space.  Until the Commencement Date of
                  this Lease, Tenant shall remain liable for fulfilling all
                  of its responsibilities under such existing lease.   As of
                  the Commencement Date, the lease for suite E-10 will terminate. Any prepaid rent and security deposit shall be applied first to any outstanding invoices under the previous lease and then, after the Commencement Date of this Lease, to the Base Rent required under this new lease.

            r. Delay in Completion of Construction: Landlord shall undertake completion of construction of the Original Leased Premises on or before the sixtieth day after issuance of all required building permits. For every two business days of delay beyond the sixtieth day, base rent for the Original Leased Premises shall abate for one day. Delays caused by Tenant (change orders, delays in approving plans, interference with contractors working for Landlord, etc.) shall extend the sixty day period.

            s. Finish schedule: Within five days of receipt of all security deposits, first month's rent and Tenant's contribution toward the cost of construction, Landlord shall provide Tenant with a summary of all interior finishes.

                   [GRAPHIC OF ADDITIONAL LEASED PREMISES]